EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT

          AGREEMENT, dated as of the 5th day of March, 2003 (this "Agreement"), by and between Journal Register Company, a Delaware corporation (the "Company"), and Robert M. Jelenic (the "Executive").

          WHEREAS, the Executive serves as Chairman, President and Chief Executive Officer of the Company (the "Board"); and

          WHEREAS, the Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued services and dedication of the Executive, and to establish the terms and conditions of the Executive's continued employment.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          (A) CERTAIN DEFINITIONS. (a) "Affiliated Company" means any company controlled by, controlling or under common control with the Company.

          (b) "Change of Control" means:

                    (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that, for purposes of this Section 1(b), the following acquisitions shall not constitute a Change of
          Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 1(b)(3)(A), 1(b)(3)(B) and 1(b)(3)(C).

                    (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or




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          threatened solicitation of proxies or consents by or on behalf of a
          Person other than the Board.

                    (3) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                    (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          SECTION 2. EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in its employ, subject to the terms and conditions of this Agreement, for the Employment Period. The "Employment Period" means the period commencing on the date hereof (the "Effective Date") and ending on December 31, 2006; provided, that that on December 31, 2003 and each December 31 thereafter, the Employment Period shall be automatically extended so as to terminate three years from such December 31, unless it has been previously terminated pursuant to Section 4 or the Company or the Executive has given notice (a "Notice of Nonrenewal") to the other, not later than the previous October 31, that the Employment Period shall not be so extended; and provided, further, that the Employment Period shall terminate upon the Executive's termination of employment for any reason, as provided for



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in this Agreement; and provided, finally, that in any event the Employment
Period shall end on the Executive's 65th birthday.

          SECTION 3. TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES. (1) During the Employment Period, the Executive shall serve as Chairman, President and Chief Executive Officer of the Company, with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position, reporting directly to the Board, and (B) the Executive's services shall be performed in Trenton, New Jersey or such other location as the Executive and the Company shall agree.

          (2) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to him hereunder, to use his best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for the Executive to serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions and manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that, to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (B) COMPENSATION. (1) BASE SALARY. During the Employment Period, the Executive shall receive a base salary (the "Base Salary") at an annual rate at least equal to $950,000. The Base Salary shall be paid at such intervals as the Company pays executive salaries generally. During the Employment Period, the Base Salary shall be reviewed at least annually for possible increase effective as of each January 1 during the Employment Period. Any increase in the Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Base Salary shall not be reduced after any such increase and the term "Base Salary" shall refer to the Base Salary as so increased.

          (2) ANNUAL BONUS. In addition to the Base Salary, the Executive shall be entitled to earn, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") based on the achievement of performance criteria as determined by the Board or an appropriate committee thereof, and with the target amount of the Annual Bonus being not less than 30% of the annual amount of the Base Salary. The Annual Bonus that is so earned shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

          (3) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Period, the Executive shall be entitled to participate in all cash incentive, equity incentive, savings and retirement plans, practices, policies, and programs applicable generally to other senior executives of the Company; provided, that such incentive plans, practices, policies shall



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provide the Executive with compensation opportunities at least comparable to those provided to him immediately before the Effective Date.

          (4) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other senior executives of the Company.

          (5) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company in effect generally at any time after the Effective Date with respect to senior executives of the Company.

          (6) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits which are comparable in the aggregate to those provided generally at any time after the Effective Date to other senior executives of the Company.

          (7) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided generally at any time after the Effective Date with respect to other senior executives of the Company.

          (8) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and the Affiliated Companies as in effect generally at any time after the Effective Date with respect to other senior executives of the Company; provided, that in no event shall the Executive be entitled to less than five weeks' paid vacation per year.

          SECTION 4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically if the Executive dies during the Employment Period. If the Company determines in good faith that the Disability (as defined herein) of the Executive has occurred during the Employment Period (pursuant to the definition of "Disability"), it may give to the Executive written notice in accordance with Section 11(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided, that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. "Disability" means the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.



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          (b) BY THE COMPANY WITHOUT CAUSE OR FOR CAUSE. The Company may
terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means:

                    (1) the willful and continued failure of the Executive to perform substantially the Executive's duties hereunder (as contemplated by Section 3(a)(1)(A)) (other than any such failure resulting from incapacity due to physical or mental illness or following the Executive's delivery of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company that specifically identifies the manner in which the Board or the Chief Executive Officer of the Company believes that the Executive has not substantially performed the Executive's duties, or

                    (2) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this Section 4(b), no act, or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding the Executive, if the Executive is a member of the Board) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in Section 4(b)(1) or 4(b)(2), and specifying the particulars thereof in detail.

          (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason or by the Executive voluntarily without Good Reason. "Good Reason" means:

                    (1) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a), or any other diminution in such position, authority, duties or responsibilities (including without limitation as a result of the Company's ceasing to be a publicly traded entity as a result of a Change of Control), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;



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                    (2) any failure by the Company to comply with any of the
          terms of this Agreement, excluding for this purpose an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                    (3) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                    (4) any failure by the Company to comply with and satisfy
          Section 10(c).

For purposes of this Section 4(c), any good faith determination of Good Reason made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason pursuant to a Notice of Termination given during the 30-day period immediately following the first anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement. The Executive's mental or physical incapacity following the occurrence of an event described above in clauses (1) through (4) shall not affect the Executive's ability to terminate employment for Good Reason.

          (d) NOTICE OF TERMINATION. Any termination by the Company without Cause or for Cause, or by the Executive without Good Reason or for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b). "Notice of Termination" means a written notice that (1) indicates the specific termination provision in this Agreement relied upon, (2) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (3) if the Date of Termination (as defined herein) is other than the date of receipt of such notice, specifies the Date of Termination (which Date of Termination shall be not more than 30 days after the giving of such notice, except as provided in clause (3) of
Section 4(e) below). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's respective rights hereunder.

          (e) DATE OF TERMINATION. "Date of Termination" means (1) if the Executive's employment is terminated by reason of the Executive's death, the date of death, (2) if the Executive's employment is terminated by reason of Disability, the Disability Effective Date, and (3) if the Executive's employment is terminated under other circumstances, the date the Notice of Termination is given or any later date specified in the Notice of Termination (which date shall not be more than 30 days after the giving of such notice).

          (f) EFFECT OF EXPIRATION OF EMPLOYMENT PERIOD. Section 5 below shall not be applicable to the termination of the Executive's employment upon or after the expiration of the Employment Period in accordance with Section 2 above, whether as a result of the delivery of a Notice of Nonrenewal by either the Company or the Executive, or as a result of the Executive's attainment of age 65.



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          SECTION 5. OBLIGATIONS OF THE COMPANY UPON TERMINATION DURING THE
EMPLOYMENT PERIOD. (A) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company terminates the Executive's employment other than for Cause or Disability or the Executive terminates employment for Good Reason, then in addition to the Other Benefits provided for in Section 6:

                    (1) the Company shall pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the following amounts:

                              (A) the sum of (i) the Executive's Base Salary
                    through the Date of Termination to the extent not theretofore paid, (ii) the product of (x) the average of the Annual Bonuses earned by the Executive for each of the last three full fiscal years prior to the Date of Termination (the "Average Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365, and (iii) any accrued vacation pay, in each case, to the extent not theretofore paid (the sum of the amounts described in subclauses (i), (ii) and
                    (iii), the "Accrued Obligations");

                              (B) the amount equal to the product of (i) three
                    and (ii) the sum of (x) the annual rate of the Base Salary,
                    (y) the Average Annual Bonus and (z) the aggregate of the amounts contributed or required to be contributed by the Company to the Executive's account under each defined contribution plan (whether qualified or nonqualified) in which the Executive was participating for the most recently concluded plan year before the Date of Termination; and

                              (C) an amount equal to the excess of (i) the
                    actuarial equivalent of the benefit under any qualified defined benefit retirement plan (the "Retirement Plan") and any excess or supplemental retirement plans (collectively, the "SERP") sponsored by the Company or any of the Affiliated Companies in which the Executive is participating immediately before the Date of Termination, computed utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Retirement Plan immediately prior to the Effective Date, that the Executive would receive if the Executive's employment continued for three years after the Date of Termination, assuming for this purpose that all accrued benefits are fully vested and assuming that the Executive's compensation in each of the three years is that required by Sections 3(b)(1) and 3(b)(2), over (ii) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

                    (2) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or



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          the Executive's family at least equal to those that would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(4) and 3(b)(6) if the Executive's employment had not been terminated, provided, that, if the Executive becomes reemployed with another employer and is eligible to receive such benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period;

                    (3) the Company shall, at its sole expense as incurred, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in the Executive's sole discretion, provided, that the cost of such outplacement shall not exceed $50,000;

                    (4) at the conclusion of the period of three years from the Date of Termination, the Company shall sell to the Executive, for $1.00, any automobile that the Executive is provided pursuant to
          Section 5(a)(2) above;

                    (5) as promptly as practicable following the Date of Termination, the Company shall (i) sell to the Executive, for $1.00 each, the Company-owned personal computer, printer and fax machine being used by the Executive immediately before the Date of Termination, and (ii) transfer to the Executive, for $1.00, any club memberships held by the Company for the Executive's use immediately before the Date of Termination;

                    (6) for one year following the Date of Termination, the Company shall provide the Executive with continued secretarial support from the individual who was serving as the Executive's secretary immediately before the Date of Termination, or from a suitable replacement on the Company's payroll if such individual ceases to be employed by the Company, in either case at no charge to the Executive; and

                    (7) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any Other Benefits (as defined in Section 6).

          (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Company shall provide the Executive's estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under this Agreement. The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of the Other Benefits, the term "Other Benefits" as utilized in this Section 5(b) shall include,



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without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and the Affiliated Companies to the estates and beneficiaries of senior executives of the Company and the Affiliated Companies under such plans, programs, practices and policies relating to death benefits, if any as in effect on the date of the Executive's death with respect to other senior executives of the Company and the Affiliated Companies and their beneficiaries.

          (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, the Company shall provide the Executive with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under this Agreement. The Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of the Other Benefits, the term "Other Benefits" as utilized in this Section 6(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and the Affiliated Companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect at any time thereafter generally with respect to other senior executives of the Company and the Affiliated Companies and their families.

          (d) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive any unpaid Base Salary through the Date of Termination within 30 days of the Date of Termination, and shall timely pay or provide the Other Benefits, and shall have no other severance obligations under this Agreement. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, the Company shall pay the Executive the Accrued Obligations in a lump sum in cash within 30 days of the Date of Termination, and shall timely pay or provide the Other Benefits, and shall have no other severance obligations under this Agreement.

          SECTION 6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or the Affiliated Companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Company or the Affiliated Companies. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company or the Affiliated Companies at or subsequent to the Date of Termination ("Other Benefits") shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement. Notwithstanding the foregoing, if the Executive receives payments and benefits pursuant to Section 5(a) of this Agreement, the Executive shall not be entitled to any severance pay or benefits under any severance plan, program or policy of the Company and the Affiliated Companies, unless otherwise specifically provided therein in a specific reference to this Agreement.



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          SECTION 7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred (within 10 days following the Company's receipt of an invoice from the Executive), to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus, in each case, interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          SECTION 8. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

          (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment would be subject to the Excise Tax, then the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Executive is entitled to the Gross-Up Payment, but that the Parachute Value of all Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-Up Payment shall be made to the Executive and the amounts payable under this Agreement shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the payments under Section 5(a)(i)(B), unless an alternative method of reduction is elected by the Executive, and in any event shall be made in such a manner as to maximize the Value of all Payments actually made to the Executive. For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amount payable under this Agreement would not result in a reduction of the Parachute Value of all Payments to the Safe Harbor Amount, no amounts payable under the Agreement shall be reduced pursuant to this Section 8(a). The Company's obligation to make Gross-Up Payments under this Section 8 shall not be conditioned upon the Executive's termination of employment.

          (b) (i) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm designated by the Company (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days



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of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within 5 days of the receipt of the Accounting Firm's determination. Except as provided in subparagraph 8(b)(ii), any determination by the Accounting Firm shall be binding upon the Company and the Executive.

          (ii) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the "Underpayment"), or that Gross-Up Payments will have been made by the Company that should not have been made (the "Overpayments"), in each case consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to
Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. If subsequent to the making of any Payments by the Company the Accounting Firm determines that an Overpayment has been made (whether on the basis of previous error, erroneous facts, changes in law or otherwise), then (i) the Executive shall promptly pay to the Company the amount of such Overpayment, but only to the extent of the Gross-up Payments that have been (A) paid by the Company directly to the Executive (as opposed to paid to any taxing authority on behalf of the Executive) and not subsequently paid by the Executive to any taxing authority or (B) refunded to the Executive by any taxing authority to which they were previously paid by the Company or the Executive; and (ii) if the amount of the Overpayment exceeds the amount (if any) required to be repaid by the Executive to the Company pursuant to clause (i), the Executive shall seek a refund of such excess and any such refund shall be subject to the provisions of Section 8(d); provided, that the Company shall bear and pay directly all costs and expenses incurred by the Executive in seeking such a refund; and provided, further, that the obligation of the Executive to repay any Overpayment pursuant to this sentence shall be contingent upon the Company's making all required reports (including corrections to any previously filed reports) to the applicable taxing authorities in a manner consistent with the Accounting Firm's determination of the Overpayment.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than 10 business days after the Executive is informed in writing of such claim. The Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

                    (1) give the Company any information reasonably requested by the Company relating to such claim,

                    (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                    (3) cooperate with the Company in good faith in order effectively to contest such claim, and

                    (4) permit the Company to participate in any proceedings relating to such claim;

provided, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either pay the tax claimed to the appropriate taxing authority on behalf of the Executive and direct the Executive to sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, that, if the Company pays such claim and directs the Executive to sue for a refund, the Company shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, as a result of the Executive's seeking a refund with respect to any Overpayment or portion thereof as required by Section 8(b)(ii), or after the receipt by the Executive of a Gross-Up Payment or payment by the Company of an amount on the Executive's behalf pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(b)(ii) or Section 8(c), as applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after payment by the Company of an amount on the Executive's behalf pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          (e) Notwithstanding any other provision of this Section 8, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Gross-Up Payment, and the Executive hereby consents to such withholding.

          (f) Definitions. The following terms shall have the following meanings for purposes of this Section 8:

                    (i) "Excise Tax" shall mean the excise tax imposed by
          Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

                    (ii) "Parachute Value" of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a "parachute payment" under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

                    (iii) A "Payment" shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise.

                    (iv) The "Safe Harbor Amount" means 2.99 times the Executive's "base amount," within the meaning of Section 280G(b)(3) of the Code.

                    (v) "Value" of a Payment shall mean the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.

          SECTION 9. COVENANTS. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or the Affiliated Companies, and their respective businesses, which information, knowledge or data shall have been obtained by the Executive during the Executive's employment by the Company or the Affiliated Companies and which information, knowledge or data shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those persons designated by the Company.

          (b) The Executive agrees that he will not, at any time during the Noncompetition Period (as defined in Section 9(c) below), without the prior written consent of the Company or the applicable Affiliated Company, as applicable, directly or indirectly employ, or solicit the employment of (whether as an employee, officer, director, agent, consultant or independent contractor), any person who was or is at any time during the previous twelve (12) months an employee, representative, officer or director of the Company or any of the Affiliated Companies (except for such employment by the Company or any of the Affiliated Companies).

          (c) During the Noncompetition Period (as defined below), the Executive shall not, without the prior written consent of the Board, engage in or become associated with a Competitive Activity. For purposes of this Section 9: (i) the "Noncompetition Period" means the period during which the Executive is employed by the Company, plus, if the Executive terminates his employment for Good Reason before a Change of Control has occurred, the period ending on the first anniversary of the Date of Termination; (ii) a "Competitive Activity" means any business or other endeavor, in any county of any state of the United States or a comparable jurisdiction in Canada or any other country, of a kind being conducted by the Company or any of the Affiliated Companies in such jurisdiction as of the Effective Time or at any time thereafter through the Date of Termination; and (iii) the Executive shall be considered to have become "associated with a Competitive Activity" if the Executive becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, the Executive may make and retain investments during the Employment Period in less than one percent of the equity of any entity engaged in a Competitive Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

          (d) The Executive acknowledges and agrees that: (i) the purpose of the foregoing covenants, including without limitation the noncompetition covenant of
Section 9(c), is to protect the goodwill, trade secrets and other Confidential Information of the Company; (ii) because of the nature of the business in which the Company and the Affiliated Companies are engaged and because of the nature of the Confidential Information to which the Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company and the Affiliated Companies in the event the Executive breached any of the covenants of this Section 9; and (iii) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 9 would be inadequate. The Executive therefore agrees and consents that if he commits any breach of a covenant under this Section 9 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of this Section 9 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 9 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

          (e) In no event shall an asserted violation of the provisions of this
Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          SECTION 10. SUCCESSORS. (a) This Agreement is personal to the Executive, and, without the prior written consent of the Company, shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Except as provided in Section 10(c), without the prior written consent of the Executive this Agreement shall not be assignable by the Company.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. "Company" means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

          SECTION 11. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          if to the Executive:  At the home address for the Executive then shown in the Company's records

          if to the Company:    State Street Square
                                50 West State Street
                                Trenton, NJ 08608-1298
                                Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such United States federal, state or local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Sections 4(c)(1) through 4(c)(5), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) This Agreement, upon its execution, supersedes the Agreement between the Company and the Executive dated as of July 17, 2001 and the Agreement between the Company and the Executive dated as of October 10, 2001.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                      JOURNAL REGISTER COMPANY


                                      By:  /s/ Joseph A. Lawrence
                                         ---------------------------------------
                                         Name: Joseph A. Lawrence
                                         Title: Chairman, Compensation Committee



                                         /S/ Robert M. Jelenic
                                         ---------------------------------------
                                         Robert M. Jelenic







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